Exhibit 99.11

Opinion and consent of Dechert LLP regarding legality of issuance of shares and other matters.

Dechert LLP
1775 I Street, N.W.

Washington, D.C.  20006

September 29, 2004

Board of Trustees

One Group Mutual Funds

1111 Polaris Parkway

Columbus, Ohio 43271-1235

Re:                               One Group Mutual Funds, on behalf of its series One Group Bond Fund, One Group Government Bond Fund, One Group Tax-Free Bond Fund, One Group Equity Income Fund, One Group Large Cap Growth Fund and One Group Small Cap Growth Fund

Dear Ladies and Gentlemen:

We have acted as special counsel to One Group Mutual Funds, a Massachusetts business trust (the “Trust”), and we have a general familiarity with the Trust’s business operations, practices and procedures.  You have asked for our opinion regarding the issuance of shares of beneficial interest by the Trust in connection with the acquisition by:

1.                                       One Group Bond Fund, a series of the Trust, of the assets of JPMorgan Bond Fund II, a series of J.P. Morgan Mutual Fund Select Group, a Massachusetts business trust;

2.                                       One Group Government Bond Fund, a series of the Trust, of the assets of JPMorgan U.S. Treasury Income Fund, a series of J.P. Morgan Mutual Fund Group, a Massachusetts business trust;

3.                                       One Group Tax-Free Bond Fund, a series of the Trust, of the assets of JPMorgan Tax Free Income Fund, a series of J.P. Morgan Mutual Fund Select Trust, a Massachusetts business trust;

4.                                       One Group Equity Income Fund, a series of the Trust, of the assets of JPMorgan Equity Income Fund, a series of J.P. Morgan Mutual Fund Investment Trust, a Massachusetts business trust;

5.                                       One Group Large Cap Growth Fund, a series of the Trust, of the assets of JPMorgan Equity Growth Fund, a series of J.P. Morgan Mutual Fund Investment Trust, a Massachusetts business trust; and

6.                                       One Group Small Cap Growth Fund, a series of the Trust, of the assets of (i) JPMorgan Small Cap Growth Fund, a series of J.P. Morgan Fleming Mutual Fund Group, Inc., a Maryland corporation, and (ii) JPMorgan U.S. Small Company Opportunities Fund, a series of J.P. Morgan Funds, a Massachusetts business trust, all of which shares have been registered on a Form N-14 Registration Statement (the “Registration Statement”) filed by the Trust with the U.S. Securities and Exchange Commission on September 29, 2004.

We have examined originals or certified copies, or copies otherwise identified to our satisfaction as being true copies, of various corporate records of the Trust and such other instruments, documents and records as we have deemed necessary in order to render this opinion.  We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

On the basis of, and subject to, the foregoing, it is our opinion that the shares of beneficial interest of the Trust registered under the Securities Act of 1933, as amended, in the Registration Statement, when issued in accordance with the terms described in the Registration Statement and the Agreement and Plan of Reorganization included therein, will be duly and validly issued and outstanding, fully paid and non-assessable by the Trust.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to all references to our firm therein.

Very truly yours,

                /s/ Dechert LLP

Dechert LLP
1775 I Street, N.W.

Washington, D.C.  20006

September 29, 2004

Board of Trustees

One Group Mutual Funds

1111 Polaris Parkway

Columbus, Ohio 43271-1235

Re:                               One Group Mutual Funds, on behalf of its series One Group Prime Money Market Fund, One Group U.S. Treasury Securities Money Market Fund and One Group Government Money Market Fund

Dear Ladies and Gentlemen:

We have acted as special counsel to One Group Mutual Funds, a Massachusetts business trust (the “Trust”), and we have a general familiarity with the Trust’s business operations, practices and procedures.  You have asked for our opinion regarding the issuance of shares of beneficial interest by the Trust in connection with the acquisition by:

1.                                       One Group Prime Money Market Fund, a series of the Trust, of the assets of JPMorgan Liquid Assets Money Market Fund, a series of J.P. Morgan Mutual Fund Series Trust, a Massachusetts business trust;

2.                                       One Group U.S. Treasury Securities Money Market Fund, a series of the Trust, of the assets of JPMorgan Treasury Plus Money Market Fund, a series of J.P. Morgan Mutual Fund Series Trust, a Massachusetts business trust; and

3.                                       One Group Government Money Market Fund, a series of the Trust, of the assets of (i) JPMorgan U.S. Government Money Market Fund, a series of J.P. Morgan Mutual Fund Series Trust, a Massachusetts business trust, and (ii) One Group U.S. Government Securities Money Market Fund, a series of the Trust, all of which shares have been registered on a Form N-14 Registration Statement (the “Registration Statement”) filed by the Trust with the U.S. Securities and Exchange Commission on September 29, 2004.

We have examined originals or certified copies, or copies otherwise identified to our satisfaction as being true copies, of various corporate records of the Trust and such other instruments, documents and records as we have deemed necessary in order to render this opinion.  We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

On the basis of, and subject to, the foregoing, it is our opinion that the shares of beneficial interest of the Trust registered under the Securities Act of 1933, as amended, in the Registration Statement, when issued in accordance with the terms described in the Registration Statement and the Agreement and Plan of Reorganization included therein, will be duly and validly issued and outstanding, fully paid and non-assessable by the Trust.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to all references to our firm therein.

Very truly yours,

/s/ Dechert LLP